20171536161
$150.00
SECRETARY OF STATE
07/17/2017 12:06:16

Document processing fee
If document is filed on paper $150.00
If document is filed electronically Not available
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ABOVE SPACE FOR OFFICE USE ONLY

Statement of Correction Correcting Information Other Than Principal Office Address or Registered Agent Information

filed pursuant to §7-90-305 of the Colorado Revised Statutes (C.R.S.)

Document number (of filed document to be corrected): 20171517677

ID number: 20101351412

1. Entity name: Solar Quartz Technology Corporation

2. True name (if different from the entity name): ______

The corrected statement(s) below correct(s) the corresponding incorrect statement(s) that is/are contained in the filed document identified by the document number above.

Complete the following sections as applicable. Leave the section blank if it does not apply. You must complete section 13.

3. Corrections made below are intended to update the entity's current information ☑

OR

Corrections made below are intended for historical purposes only, and not to update the entity's current information. ☐

4. Correction of entity name of record: Solar Quartz Technologies Corporation

5. Correction of true name of record: ______

6. Correction of entity form of record: ______

7. Correction of jurisdiction of formation of record: ______

8. Correction of delayed effective date of record (only for filed documents that have not become effective): ______ *(mm/dd/yyyy)*

9. If other information contained in the filed document is being corrected, mark this box ☑ and include an attachment stating the information to be corrected and each such correction.

10. If this statement of correction affects another record in the records of the Secretary of State, mark this box ☑ and include an attachment stating the identification number of that record and (as applicable) the entity name, true name, trade name, and trademark.

11. If this statement of correction affects this record's status, mark this box. ☐

12. If this statement of correction revokes a filed document, adopt one of the following statements by marking the box:

☐ The filed document states a delayed effective date that is not yet effective and is revoked pursuant to section 7-90-304 (3), C.R.S.

OR

☐ The filed document is revoked because it was delivered to the Secretary of State for filing in error.

Notice:
Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

13. The true name and mailing address of the individual causing this document to be delivered for filing are

(Last)	(First)	(Middle)	(Suffix)
Hart	William	T.	

1624 Washington Street
(Street number and name or Post Office Box information)

(City)	(State)	(ZIP/Postal Code)
Denver	CO	80203

(Province – if applicable) *(Country)*

(If applicable, adopt the following statement by marking the box and include an attachment.)
☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:
This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).

VANGUARD ENERGY CORPORATION

CORRECTION TO ARTICLES OF AMENDMENT
FILED ON 07/05/2017

1. Name Change

The name of this Corporation is Solar Quartz Technologies Corporation.

2. Increase in Authorized Capital

This Corporation is authorized to issue 500,000,000 shares of common stock, $0.00001 par value, and 10,000,000 shares of preferred stock, $0.00001 par value.

VANGUARD ENERGY CORPORATION

ATTACHMENT TO STATEMENT OF CORRECTION

ITEM 10

This Statement of Correction affects the Articles of Amendment filed on 07/05/2017.